Exhibit 25.1(C)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)       ☒

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Stephanie Roche

U.S. Bank National Association

21 South Street, 3rd Floor

Morristown, New Jersey 07960

(973) 898 7160

(Name, address and telephone number of agent for service)

Public Service Company of New Hampshire

(Issuer with respect to the Securities)

New Hampshire	02-0181050
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Energy Park
780 North Commercial Street
Manchester, New Hampshire	03101
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

FORM T-1

Item 1.                                   GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)                        Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)                       Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                         A copy of the Articles of Association of the Trustee.*

2.                         A copy of the certificate of authority of the Trustee to commence business.*

3.                         A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.                         A copy of the existing bylaws of the Trustee.*

5.                         A copy of each Indenture referred to in Item 4. Not applicable.

6.                         The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                         Report of Condition of the Trustee as of December 31, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*                 Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number
333-128217 filed on November 15, 2005.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the Town of Morristown, State of New Jersey on the 15th of March, 2007.

		By:	/s/Stephanie Roche
Stephanie Roche
Vice President

By:	/s/Christopher Golabek
Christopher Golabek
Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  March 15, 2007

		By:	/s/Stephanie Roche
Stephanie Roche
Vice President

By:	/s/ Christopher Golabek
Christopher Golabek
Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2006

($000’s)

12/31/2006
Assets
Cash and Due From Depository Institutions	$8,644,951
Securities	39,699,269
Federal Funds	3,480,712
Securities purchased under agreement to resell	31,371
Loans & Lease Financing Receivables	141,159,825
Fixed Assets	2,300,043
Intangible Assets	12,048,875
Other Assets	10,437,280
Total Assets	$217,802,326

Liabilities
Deposits	$135,903,121
Federal Funds	2,553,472
Securities sold under agreements to repurchase	9,763,306
Trading Liabilities	139,984
Other Borrowed Money	33,217,524
Subordinated Notes and Debentures	7,384,026
Other Liabilities	6,677,926
Total Liabilities	$195,639,359
Minority Interest in Subsidiaries	$1,544,842

Equity
Common and Preferred Stock	18,200
Surplus	11,976,937
Retained Earnings	8,622,988
Total Equity Capital	$20,618,125

Total Liabilities and Equity Capital	$217,802,326

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Stephanie Roche
Stephanie Roche
Vice President

Date: March 15, 2007

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